SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): May 20, 2005

UNIVERCELL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-69686	11-3331350
(Commission File Number)	(IRS Employer Identification No.)

4779 Collins Avenue # 2806

MIAMI BEACH, FLORIDA 33140

 (Address of Principal Executive Offices)(Zip Code)

(800) 765-2355

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2005 we entered into a definitive Agreement and Plan of Merger with Recall Mail Corporation.

Recall operates an e-mail service for individuals and businesses that uses patent-pending technology which permits users to erase, recall, modify and set an expiration date for their e-mails, even after they have been sent.

The Agreement and Plan of Merger provides for the merger of a wholly-owned subsidiary of UniverCell into Recall. In the merger each thirty outstanding shares of common stock of UniverCell will be changed into one share of Univercell, and the shareholders of Recall will receive shares of UniverCell common stock for their Recall shares expected to represent 76.3% of UniverCell’s common stock, on a fully-diluted basis, following the merger.

The proposed merger is subject to certain customary conditions, including UniverCell and Recall receiving shareholder and regulatory approval.

Item 9.01 Financial Statements and Exhibits.

Exhibit 2

Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERCELL HOLDINGS, INC.

By:

/s/Sean Fulda

Sean Fulda

President

May 25, 2005

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